Exhibit 99.1

News Release

RAYONIER REPORTS FOURTH QUARTER 2021 RESULTS

•Fourth quarter net income attributable to Rayonier of $8.7 million ($0.06 per share) on revenues of $262.0 million
•Fourth quarter pro forma net income of $2.0 million ($0.01 per share) on pro forma revenues of $191.0 million
•Fourth quarter operating income of $33.5 million, pro forma operating income of $14.4 million and Adjusted EBITDA of $50.4 million
•Full-year net income attributable to Rayonier of $152.6 million ($1.08 per share) on revenues of $1.1 billion
•Full-year pro forma net income of $94.1 million ($0.67 per share) on pro forma revenues of $863.1 million
•Full-year operating income of $269.8 million, pro forma operating income of $161.6 million and Adjusted EBITDA of $329.8 million
•Full-year cash provided by operations of $325.1 million and cash available for distribution (CAD) of $207.8 million
WILDLIGHT, FL — February 2, 2022 — Rayonier Inc. (NYSE:RYN) today reported fourth quarter net income attributable to Rayonier of $8.7 million, or $0.06 per share, on revenues of $262.0 million. This compares to net income attributable to Rayonier of $10.3 million, or $0.07 per share, on revenues of $205.5 million in the prior year quarter. The fourth quarter results included a $3.1 million gain on Fund II Timberland Dispositions attributable to Rayonier1 and a $3.8 million gain on investment in Timber Funds,2 which reflects the gain recognized on Fund II carried interest incentive fees. The prior year fourth quarter results included $0.7 million of costs related to the merger with Pope Resources.3 Excluding these items and adjusting for pro forma net income adjustments attributable to noncontrolling interests in the operating partnership,4 pro forma net income5 was $2.0 million, or $0.01 per share, on pro forma revenues5 of $191.0 million versus pro forma net income5 of $11.0 million, or $0.08 per share, on pro forma revenues5 of $196.3 million in the prior year period.
Overview of Fourth Quarter Results: The following table summarizes the current quarter and comparable prior year period results:

	Three Months Ended
(millions of dollars, except earnings per share (EPS))	December 31, 2021		December 31, 2020
	$	EPS	$	EPS

Revenues	$262.0		$205.5
Sales attributable to noncontrolling interests in Timber Funds	(57.0)		(9.2)
Fund II Timberland Dispositions attributable to Rayonier[1]	(14.0)		—
Pro forma revenues[5]	$191.0		$196.3

Net income attributable to Rayonier	$8.7	$0.06	$10.3	$0.07
Fund II Timberland Dispositions attributable to Rayonier[1]	(3.1)	(0.02)	—	—
Gain on investment in Timber Funds[2]	(3.8)	(0.03)	—	—
Costs related to the merger with Pope Resources[3]	—	—	0.7	0.01
Pro forma net income adjustments attributable to noncontrolling Interests in the operating partnership[4]	0.2	—	—	—
Pro forma net income[5]	$2.0	$0.01	$11.0	$0.08

1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Fourth quarter operating income was $33.5 million versus $22.4 million in the prior year period. Current quarter operating income included a $3.1 million gain on Fund II Timberland Dispositions attributable to Rayonier,1 a $3.8 million gain on investment in Timber Funds2 and $12.3 million of operating income attributable to noncontrolling interests in the Timber Funds segment. Prior year fourth quarter operating income included $0.7 million of costs related to the merger with Pope Resources3 and $0.7 million of operating income attributable to noncontrolling interests in the Timber Funds segment. Excluding these items, fourth quarter pro forma operating income5 was $14.4 million versus $22.4 million in the prior year period. Fourth quarter Adjusted EBITDA5 was $50.4 million versus $74.5 million in the prior year period.
The following table summarizes operating income (loss), pro forma operating income (loss)5 and Adjusted EBITDA5 for the current quarter and comparable prior year period:

	Three Months Ended December 31,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[5]		Adjusted EBITDA[5]
(millions of dollars)	2021	2020	2021	2020	2021	2020
Southern Timber	$19.0	$9.9	$19.0	$9.9	$33.6	$23.3
Pacific Northwest Timber	1.5	(0.5)	1.5	(0.5)	13.2	14.4
New Zealand Timber	3.6	8.8	3.6	8.8	9.8	16.8
Timber Funds	18.4	1.1	(0.7)	0.3	(0.6)	0.9
Real Estate	(0.3)	10.9	(0.3)	10.9	2.8	25.7
Trading	(0.5)	—	(0.5)	—	(0.5)	—
Corporate and Other	(8.2)	(7.8)	(8.2)	(7.0)	(7.9)	(6.6)
Total	$33.5	$22.4	$14.4	$22.4	$50.4	$74.5

Overview of Full-Year Results: Full-year 2021 net income attributable to Rayonier was $152.6 million, or $1.08 per share, on revenues of $1.1 billion. This compares to net income attributable to Rayonier of $37.1 million, or $0.27 per share, on revenues of $859.2 million in the prior year. Full-year results included $44.8 million of income from Large Dispositions,6 a $10.3 million gain on Fund II Timberland Dispositions attributable to Rayonier1 and a $7.5 million gain on investment in Timber Funds2 (reflecting the gain recognized on the sale of Funds III and IV and the gain recognized on Fund II carried interest incentive fees), partially offset by a $2.2 million loss from the termination of a cash flow hedge7 and a $0.2 million loss related to debt extinguishments and modifications.8 The prior year results included $28.7 million of income from a Large Disposition,6 partially offset by $17.2 million of costs related to the merger with Pope Resources3 and $7.9 million of timber write-offs resulting from casualty events attributable to Rayonier.9 Excluding these items and adjusting for pro forma net income adjustments attributable to noncontrolling interests in the operating partnership,4 pro forma net income5 was $94.1 million, or $0.67 per share, on pro forma revenues5 of $863.1 million versus pro forma net income5 of $33.1 million, or $0.25 per share, on pro forma revenues5 of $720.4 million in the prior year.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

The following table summarizes the full-year and comparable prior year results:

	Year Ended
(millions of dollars, except earnings per share (EPS))	December 31, 2021		December 31, 2020
	$	EPS	$	EPS

Revenues	$1,109.6		$859.2
Sales attributable to noncontrolling interests in Timber Funds	(159.1)		(22.8)
Fund II Timberland Dispositions attributable to Rayonier[1]	(31.4)		—
Large Dispositions[6]	(56.0)		(116.0)
Pro forma revenues[5]	$863.1		$720.4

Net income attributable to Rayonier	$152.6	$1.08	$37.1	$0.27
Large Dispositions[6]	(44.8)	(0.31)	(28.7)	(0.21)
Fund II Timberland Dispositions attributable to Rayonier[1]	(10.3)	(0.07)	—	—
Gain on investment in Timber Funds[2]	(7.5)	(0.05)	—	—
Loss from terminated cash flow hedge[7]	2.2	0.02	—	—
Loss related to debt extinguishments and modifications[8]	0.2	—	—	—
Costs related to the merger with Pope Resources[3]	—	—	17.2	0.13
Timber write-offs resulting from casualty events[9] attributable to Rayonier	—	—	7.9	0.06
Pro forma net income adjustments attributable to noncontrolling Interests in the operating partnership[4]	1.7	—	(0.4)	—
Pro forma net income[5]	$94.1	$0.67	$33.1	$0.25

Full-year operating income was $269.8 million versus $74.4 million in the prior year. Full-year operating income included $44.8 million of income from Large Dispositions,6 a $10.3 million gain on Fund II Timberland Dispositions attributable to Rayonier,1 a $7.5 million gain on investment in Timber Funds2 and $45.6 million of operating income attributable to noncontrolling interests in the Timber Funds segment. Prior year operating income included $28.7 million of income from a Large Disposition,6 partially offset by $17.2 million of costs related to the merger with Pope Resources,3 $7.9 million of timber write-offs resulting from casualty events attributable to Rayonier9 and $11.6 million of operating loss attributable to noncontrolling interests in the Timber Funds segment. Excluding these items, full-year pro forma operating income5 was $161.6 million versus $82.3 million in the prior year. Full-year Adjusted EBITDA5 was $329.8 million versus $267.4 million in the prior year.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

The following table summarizes operating income (loss), pro forma operating income (loss)5 and Adjusted EBITDA5 for the current full-year and comparable prior year:

	Year Ended December 31,
	Operating Income (Loss)		Pro forma Operating Income (Loss)[5]		Adjusted EBITDA[5]
(millions of dollars)	2021	2020	2021	2020	2021	2020
Southern Timber	$66.1	$41.3	$66.1	$47.3	$120.2	$109.1
Pacific Northwest Timber	6.8	(10.0)	6.8	(10.0)	57.3	37.1
New Zealand Timber	51.5	30.0	51.5	30.0	78.5	55.0
Timber Funds	63.3	(13.2)	(0.1)	0.2	2.3	1.8
Real Estate	112.5	72.0	67.8	43.3	100.7	91.4
Trading	0.1	(0.5)	0.1	(0.5)	0.1	(0.5)
Corporate and Other	(30.6)	(45.2)	(30.6)	(28.0)	(29.4)	(26.6)
Total	$269.8	$74.4	$161.6	$82.3	$329.8	$267.4

Full-year cash provided by operating activities was $325.1 million versus $204.2 million in the prior year. Full-year cash available for distribution (CAD)5 of $207.8 million increased $45.3 million versus the prior year primarily due to higher Adjusted EBITDA5 ($62.4 million), partially offset by higher cash interest paid ($1.6 million), higher cash taxes paid ($6.6 million) and higher capital expenditures ($8.9 million).
“We concluded the year with solid operational results and are very pleased with our overall full-year 2021 financial performance,” said David Nunes, President and CEO. “We achieved record full-year Adjusted EBITDA results in both our Southern Timber and Pacific Northwest Timber segments, despite contending with increased costs as well as volume constraints driven by inclement weather conditions. Our New Zealand Timber segment achieved our third highest-ever full-year Adjusted EBITDA result, despite navigating myriad export market challenges and COVID-related headwinds during the course of the year. Finally, in our Real Estate segment, we achieved the second highest Adjusted EBITDA result and highest weighted average price per acre since our separation into a pure-play timberland REIT, underscoring our focus on optimizing our portfolio value. While the pandemic continued to pose challenges throughout the year, we were able to achieve very strong results across the company due in large part to the unwavering focus of our people, the relative strength of our markets, and our nimble approach to operational decision-making. As we look to 2022, we are encouraged by robust end-market demand and believe we are well-positioned to capitalize on favorable pricing momentum across many of our timber markets, as well as continued strong interest in rural land and entitled development properties.”
“During the fourth quarter, we achieved total Adjusted EBITDA of $50.4 million. In Southern Timber, Adjusted EBITDA improved 44% versus the prior year quarter, as strong demand drove 25% higher net stumpage prices and a 14% increase in harvest volumes. In Pacific Northwest Timber, Adjusted EBITDA declined 8% versus the prior year quarter, as a 2% reduction in harvest volumes and higher costs were partially offset by a modest increase in weighted-average log prices. In New Zealand Timber, Adjusted EBITDA declined 42% versus the prior year quarter, as higher pricing was more than offset by 9% lower harvest volumes and compressed margins due to significantly higher shipping costs.”
“Real Estate segment Adjusted EBITDA declined $22.9 million versus the prior year quarter, as a 90% reduction in acres sold was partially offset by a significant increase in weighted-average prices. As anticipated, Real Estate sales activity in the fourth quarter was relatively light following an exceptionally strong third quarter.”
“As previously disclosed, during the fourth quarter we closed two transactions associated with our divestiture of the Timber Funds business, which we acquired in the Pope Resources transaction. Following these transactions, we have now completely exited the Timber Funds business and plan to discontinue reporting the Timber Funds segment beginning in Q1 2022. In sum, we generated total proceeds to Rayonier of
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

approximately $73 million through our divestiture of the Timber Funds business. We’re very pleased to have successfully completed the exit of the Timber Funds business, as it allows us to simplify our corporate structure and financial reporting. We’re further pleased to have returned significant capital from this non-core asset at a favorable valuation relative to our initial underwriting.”
“Consistent with our focus on active portfolio management, we also closed on $179 million of timberland acquisitions in 2021, including a transaction in the fourth quarter consisting of 66,844 acres in Texas and Georgia for $124 million, or roughly $1,860 per acre. These properties are positioned in strong timber markets with a diverse customer base, and further provide a complementary age-class distribution. The opportunistic use of our at-the-market (ATM) equity offering program, as well as proceeds from the sale of the Timber Funds business, allowed us to fund this acquisition with cash on hand.”
"Lastly, as previously disclosed, during 2021 we completed a series of financing actions, including the issuance of $450 million of senior notes, the execution of a $200 million delayed draw term loan, and the amendment of our revolving credit facility and other term loan facilities. Subsequent to year-end, we repaid $325 million of senior notes maturing in 2022 with cash on hand and proceeds from the delayed draw term loan. Collectively, these actions reduced our weighted average cost of debt to approximately 2.7% and extended our weighted average maturity to approximately seven years. With year-end net debt to 2021 Adjusted EBITDA of 3.1x, we are well-positioned going into 2022 with ample balance sheet flexibility to fund growth initiatives and other capital allocation priorities."
Southern Timber
Fourth quarter sales of $58.7 million increased $14.2 million, or 32%, versus the prior year period. Harvest volumes increased 14% to 1.53 million tons versus 1.34 million tons in the prior year period, as drier ground conditions enabled customers to ramp up production to meet pent-up demand. Average pine sawtimber stumpage prices increased 21% to $30.74 per ton versus $25.48 per ton in the prior year period, driven by strong domestic lumber demand coupled with elevated chip-n-saw pricing due to increased competition from pulp mills. Average pine pulpwood stumpage prices climbed 34% to $21.08 per ton versus $15.71 per ton in the prior year period, reflecting strong domestic demand as well as constrained supply due to wet weather conditions leading up to the fourth quarter. Overall, weighted-average stumpage prices (including hardwood) increased 25% to $24.14 per ton versus $19.36 per ton in the prior year period. Operating income of $19.0 million increased $9.1 million versus the prior year period due to higher net stumpage realizations ($7.3 million), higher volumes ($1.7 million), lower depletion rates ($0.8 million) and higher non-timber income ($0.6 million), partially offset by higher costs ($1.3 million).
Fourth quarter Adjusted EBITDA5 of $33.6 million was 44%, or $10.2 million, above the prior year period.
Pacific Northwest Timber
Fourth quarter sales of $34.7 million were flat versus the prior year period, while harvest volumes declined 2% to 387,000 tons versus 396,000 tons in the prior year period. Average delivered sawtimber prices increased 2% to $98.09 per ton versus $96.23 per ton in the prior year period, primarily driven by favorable species mix, as a higher percentage of Douglas-fir sawtimber was harvested in the current year quarter. Average delivered pulpwood prices increased 9% to $36.82 per ton versus $33.78 per ton in the prior year period, primarily driven by improved demand as pulp mills resumed full production in the region. Operating income of $1.5 million improved $2.1 million versus the prior year period due to lower depletion rates ($2.8 million), higher net stumpage realizations ($0.8 million) and higher non-timber income ($0.3 million), partially offset by higher costs ($1.9 million).
Fourth quarter Adjusted EBITDA5 of $13.2 million was 8%, or $1.1 million, below the prior year period.
New Zealand Timber
Fourth quarter sales of $67.5 million increased $7.3 million, or 12%, versus the prior year period. Harvest volumes decreased 9% to 642,000 tons versus 702,000 tons in the prior year period, primarily driven by above average production in the prior year quarter following COVID-related disruptions earlier in the year. Average
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

delivered prices for export sawtimber increased 27% to $132.87 per ton versus $104.78 per ton in the prior year period, while average delivered prices for domestic sawtimber increased 10% to $81.16 per ton versus $73.53 per ton in the prior year period. The increase in export sawtimber prices versus the prior year period reflected the ability of log exporters to pass higher costs on to customers, as well as the restriction on competing log imports into China from Australia. However, favorable export pricing was more than offset by significantly higher shipping costs, as supply chain issues continued to drive increased freight and demurrage costs. The increase in domestic sawtimber prices (in U.S. dollar terms) was driven in part by the rise in the NZ$/US$ exchange rate (US$0.70 per NZ$1.00 versus US$0.67 per NZ$1.00). Excluding the impact of foreign exchange rates, domestic sawtimber prices improved 6% versus the prior year period, following the upward trend in the export market. Operating income of $3.6 million decreased $5.3 million versus the prior year period as a result of lower net stumpage realizations ($5.1 million), lower volumes ($1.2 million), lower carbon credit sales ($1.2 million) and higher costs ($0.6 million), partially offset by favorable foreign exchange impacts ($1.6 million) and lower depletion rates ($1.3 million).
Fourth quarter Adjusted EBITDA5 of $9.8 million was 42%, or $7.0 million, below the prior year period.
Timber Funds
Fourth quarter sales of $71.3 million increased $59.2 million versus the prior year period, while operating income of $18.4 million increased $17.4 million versus the prior year period. Fourth quarter sales and operating income included $69.7 million and $15.6 million, respectively, from the Fund II Timberland Dispositions.1 Fourth quarter operating income also included a $3.8 million gain on investment in Timber Funds,2 which reflects the gain recognized on Fund II carried interest incentive fees. Excluding these items and adjusting for the portion of sales and operating income attributable to noncontrolling interests, pro forma sales5 were $0.3 million and pro forma operating loss5 was $0.7 million. This compares to pro forma sales5 and pro forma operating income5 of $2.9 million and $0.3 million, respectively, in the prior year period.
Harvest volumes decreased 81% to 22,000 tons versus 115,000 tons in the prior year period, due to the third quarter sale of Funds III and IV as well as the completed disposition of the Fund II timberlands during the fourth quarter.
Fourth quarter Adjusted EBITDA5 of ($0.6) million was $1.5 million below the prior year period.
Real Estate
Fourth quarter sales of $11.5 million decreased $20.5 million versus the prior year period. The Real Estate segment generated an operating loss of $0.3 million versus operating income of $10.9 million in the prior year period. Lower segment results in the current year period were driven by a 90% reduction in the number of acres sold (1,209 acres sold versus 12,543 acres sold in the prior year period), partially offset by a significant increase in weighted-average prices ($8,635 per acre versus $2,440 per acre in the prior year period).
Improved Development sales of $4.3 million included $2.9 million from the Richmond Hill development project south of Savannah, Georgia and $1.4 million from the Wildlight development project north of Jacksonville, Florida. Sales in Richmond Hill included the project’s first residential and commercial (non-industrial) sales, consisting of two residential lots for $0.1 million (an average of $45,000 per lot or $184,000 per acre) and a 5-acre commercial property for $1.9 million ($371,000 per acre). In addition, sales within the Richmond Hill development project included an industrial sale consisting of a 12-acre parcel for $1.0 million ($89,000 per acre). Sales in Wildlight consisted of 5.2 acres of commercial property for $1.4 million ($266,000 per acre). This compares to prior year period Improved Development sales of $6.7 million.
There were no Unimproved Development sales in the fourth quarter or the prior year period.
Rural sales of $6.1 million consisted of 1,186 acres at an average price of $5,132 per acre. This compares to prior year period sales of $14.3 million, which consisted of 3,621 acres at an average price of $3,942 per acre.
There were no Timberland & Non-Strategic sales in the fourth quarter. This compares to prior year period sales of $9.6 million, which consisted of 8,718 acres at an average price of $1,102 per acre.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Fourth quarter Adjusted EBITDA5 of $2.8 million was $22.9 million below the prior year period.
Trading
Fourth quarter sales of $18.6 million decreased $4.9 million versus the prior year period primarily due to lower volumes, partially offset by higher prices. Sales volumes decreased 38% to 145,000 tons versus 235,000 tons in the prior year period. The Trading segment generated an operating loss of $0.5 million versus breakeven results in the prior year period, primarily driven by weaker export market conditions.
Other Items
Fourth quarter corporate and other operating expenses of $8.2 million increased $0.5 million versus the prior year period, primarily due to higher compensation and benefits ($0.7 million), higher legal costs ($0.3 million) and higher other overhead costs ($0.2 million), partially offset by $0.7 million of costs related to the Pope Resources merger3 in the prior year period.
Fourth quarter interest expense of $10.6 million increased $0.3 million versus the prior year period due to higher average outstanding debt.
Fourth quarter interest and miscellaneous income / (expense) of $0.2 million increased $0.2 million versus the prior year period, primarily due to higher cash held in interest-bearing accounts and favorable net periodic pension costs.
Fourth quarter income tax expense of $1.6 million increased $2.1 million versus the prior year period, primarily due to tax benefits realized in the prior year.
In September 2020, we established an at-the-market (ATM) equity offering program under which we may sell common shares, from time to time, having an aggregate sales price of up to $300 million. There were 1.7 million shares issued under the ATM program during the three months ended December 31, 2021 at an average price of $39.70 per share.
Outlook
In 2022, we expect to achieve net income attributable to Rayonier of $83 to $92 million, EPS of $0.57 to $0.64 and Adjusted EBITDA of $310 to $340 million.
In our Southern Timber segment, we expect to achieve full-year harvest volumes of 6.3 to 6.6 million tons. The anticipated increase relative to the prior year reflects a rebound in harvest activity following the wet weather conditions and supply chain constraints that negatively impacted full-year 2021 volumes, as well as the expected contribution from recent acquisitions. We also expect a meaningful improvement in weighted average stumpage realizations relative to full-year 2021 driven by strong sawtimber and pulpwood demand, partially offset by higher harvest and transportation costs. Overall, we expect full-year Adjusted EBITDA of $145 to $153 million, a significant increase over full-year 2021 results.
In our Pacific Northwest Timber segment, we expect to achieve full-year harvest volumes of 1.7 to 1.8 million tons. We expect weighted average pricing to increase modestly relative to full-year 2021 driven by continued strong demand. However, we expect that higher prices will be largely offset by increased harvest and transportation costs. Overall, we expect full-year Adjusted EBITDA of $55 to $60 million, generally in line with full-year 2021 results.
In our New Zealand Timber segment, we expect full-year harvest volumes of 2.6 to 2.8 million tons. For the full-year, we expect modestly lower export pricing relative to the full-year pricing achieved in 2021. However, as log inventories in China normalize and demand picks up following the Lunar New Year, we expect export pricing to increase from current levels. Seasonally lower volumes, supply chain disruptions and lower pricing are generally expected to result in a lower Adjusted EBITDA contribution from this segment in the first half versus the second half of the year. Overall, we expect full-year Adjusted EBITDA of $68 to $75 million, a decrease from full-year 2021 results.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Turning to our Real Estate segment, we remain focused on opportunistically unlocking the long-term value of our HBU development and rural property portfolio. Following exceptionally strong Real Estate results in 2021, we currently anticipate more normalized transaction activity in 2022. Overall, we expect full-year Adjusted EBITDA of $70 to $80 million.
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

Conference Call
A conference call and live audio webcast will be held on Thursday, February 3, 2022 at 10:00 AM EST to discuss these results.
Access to the live audio webcast will be available at www.rayonier.com. A replay of the webcast will be archived on the Company’s website and available shortly after the call.
Investors may listen to the conference call by dialing 888-604-9366 (domestic) or 517-308-9338 (international), passcode: RAYONIER. A replay of the conference call will be available one hour following the call until Wednesday, March 2, 2022 by dialing 866-516-0674 (domestic) or 203-369-2038 (international), passcode: 5585.
Complimentary copies of Rayonier press releases and other financial documents are also available by calling (904) 357-9100.
1“Fund II Timberland Dispositions” represent the disposition of Fund II Timberland assets, which we managed and owned a co-investment stake in. “Fund II Timberland Dispositions attributable to Rayonier” represents the proportionate share of Fund II Timberland Dispositions that are attributable to Rayonier.
2“Gain on investment in Timber Funds” reflects the gain recognized on Fund II carried interest incentive fees in the fourth quarter of 2021 as well as the gain recognized on the sale of Timber Funds III & IV in the third quarter of 2021.
3“Costs related to the merger with Pope Resources” include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources.
4“Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership” are the proportionate share of pro forma items that are attributable to noncontrolling interests in the operating partnership.
5“Pro forma net income, Pro forma revenues (sales), Pro forma operating income (loss), Adjusted EBITDA and CAD” are non-GAAP measures defined and reconciled to GAAP in the attached exhibits.
6“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.
7“Loss from terminated cash flow hedge” is the mark to market loss recognized in earnings due to the early termination of an interest rate swap, as the hedged cash flows will no longer occur.
8“Loss related to debt extinguishments and modifications” includes prepayment penalties, unamortized capitalized loan costs associated with repaid debt and legal and arrangement fees associated with refinancing, partially offset by the gain on fair value of extinguished debt.
9“Timber write-offs resulting from casualty events” include the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events that cannot be salvaged.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. As of December 31, 2021, Rayonier owned or leased under long-term agreements approximately 2.7 million acres of timberlands located in the U.S. South (1.80 million acres), U.S. Pacific Northwest (490,000 acres) and New Zealand (419,000 acres). More information is available at www.rayonier.com.
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Forward-Looking Statements - Certain statements in this press release regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including the recent acquisition of Pope Resources, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings, including any downturn in the housing market; entry of new competitors into our markets; changes in global economic conditions and world events; business disruptions arising from public health crises and outbreaks of communicable diseases, including the current outbreak of the virus known as the novel coronavirus; fluctuations in demand for our products in Asia, and especially China; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging, trucking and ocean freight services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control; the availability of financing for real estate development and mortgage loans; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; and our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment.
For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (the “SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC.
Non-GAAP Financial Measures – To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” “pro forma sales,” “pro forma operating income (loss),” “pro forma net income,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Contacts:
Investors/Media
Collin Mings
904-357-9100
investorrelations@rayonier.com
# # #
1 Rayonier Way, Wildlight, FL 32097 904-357-9100

RAYONIER INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED INCOME
December 31, 2021 (unaudited)
(millions of dollars, except per share information)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
SALES	$262.0	$364.7	$205.5	$1,109.6	$859.2
Costs and Expenses
Cost of sales	(217.2)	(233.3)	(167.1)	(796.1)	(712.5)
Selling and general expenses	(15.9)	(13.2)	(13.6)	(57.8)	(50.6)
Other operating income (expense), net	4.6	5.1	(2.4)	14.1	(21.7)
OPERATING INCOME	33.5	123.3	22.4	269.8	74.4
Interest expense	(10.6)	(11.3)	(10.3)	(44.9)	(38.8)
Interest and other miscellaneous income (expense), net	0.2	1.3	(0.1)	0.2	1.2
INCOME BEFORE INCOME TAXES	23.1	113.3	12.0	225.1	36.8
Income tax (expense) benefit	(1.6)	(2.8)	0.4	(14.6)	(7.0)
NET INCOME	21.5	110.5	12.4	210.5	29.8
Less: Net income attributable to noncontrolling interests in the operating partnership	(0.2)	(2.2)	(0.3)	(4.5)	(0.5)
Less: Net (income) loss attributable to noncontrolling interests in consolidated affiliates	(12.6)	(32.5)	(1.8)	(53.4)	7.8
NET INCOME ATTRIBUTABLE TO RAYONIER INC.	$8.7	$75.8	$10.3	$152.6	$37.1
EARNINGS PER COMMON SHARE
Basic earnings per share attributable to Rayonier Inc.	$0.06	$0.53	$0.08	$1.08	$0.28
Diluted earnings per share attributable to Rayonier Inc.	$0.06	$0.53	$0.07	$1.08	$0.27

Pro forma net income per share (a)	$0.01	$0.35	$0.08	$0.67	$0.25

Weighted Average Common Shares used for determining
Basic EPS	143,968,773	141,777,574	136,599,146	140,812,882	133,865,867
Diluted EPS (b)	148,079,383	146,439,568	141,358,886	145,300,861	136,942,902

(a)    Pro forma net income per share is a non-GAAP measure. See Schedule F for definition and reconciliation to the nearest GAAP measure.
(b)    Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average number of shares that would have been outstanding assuming all potentially dilutive securities (including Redeemable Operating Partnership Units) were converted into shares of common stock at the earliest date possible. As of December 31, 2021, there were 145,372,961 common shares and 3,315,741 Redeemable Operating Partnership Units outstanding.
A

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2021 (unaudited)
(millions of dollars)

	December 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents (excluding Timber Funds)	$358.7	$80.5
Cash and cash equivalents (Timber Funds)	3.5	4.1
Restricted cash (Timber Funds)	6.3	—
Assets held for sale	5.1	3.4
Other current assets	77.9	82.5
Timber and timberlands, net of depletion and amortization	2,895.0	3,262.1
Higher and better use timberlands and real estate development investments	106.9	108.5
Property, plant and equipment	44.5	42.6
Less - accumulated depreciation	(14.9)	(12.2)
Net property, plant and equipment	29.6	30.4
Restricted cash (excluding Timber Funds)	0.6	3.0
Right-of-use assets	101.8	109.0
Other assets	51.0	45.2
	$3,636.4	$3,728.7
Liabilities, Noncontrolling Interests in the Operating Partnership and Shareholders’ Equity
Current maturities of long-term debt (excluding Timber Funds)	125.0	—
Distribution payable (Timber Funds)	6.3	—
Other current liabilities	100.4	91.1
Long-term debt (excluding Timber Funds)	1,242.8	1,300.3
Long-term debt (Timber Funds)	—	60.2
Long-term lease liability	93.4	100.3
Other non-current liabilities	119.1	184.1
Noncontrolling interests in the operating partnership	133.8	130.1
Total Rayonier Inc. shareholders’ equity	1,771.8	1,474.1
Noncontrolling interests in consolidated affiliates	43.8	388.5
Total shareholders’ equity	1,815.6	1,862.6
	$3,636.4	$3,728.7

B

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
December 31, 2021 (unaudited)
(millions of dollars, except share information)

	Common Shares		Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interests in consolidated affiliates	Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2019	129,331,069	$888.2	$583.0	($31.2)	$97.6	$1,537.6
Issuance of shares in merger with Pope Resources	7,181,071	172.4	—	—	—	172.4
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $0.8 million	1,103,012	32.6	—	—	—	32.6
Net income (loss)	—	—	37.6	—	(7.8)	29.8
Net income attributable to noncontrolling interests in the operating partnership	—	—	(0.5)	—	—	(0.5)
Dividends ($1.08 per share)	—	—	(146.2)	—	—	(146.2)
Issuance of shares under incentive stock plans	266,036	1.6	—	—	—	1.6
Stock-based compensation	—	8.0	—	—	—	8.0
Repurchase of common shares made under repurchase program	(152,223)	—	(3.2)	—	—	(3.2)
Acquisition of noncontrolling interests in consolidated affiliates	—	—	—	—	333.3	333.3
Adjustment of noncontrolling interests in the operating partnership	—	—	(24.4)	—	—	(24.4)
Other (a)	(50,143)	(1.1)	—	(42.7)	(34.6)	(78.4)
Balance, December 31, 2020	137,678,822	$1,101.7	$446.3	($73.9)	$388.5	$1,862.6
Issuance of shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs of $2.5 million	6,357,972	233.0	—	—	—	233.0
Net income	—	—	157.1	—	53.4	210.5
Net income attributable to noncontrolling interests in the operating partnership	—	—	(4.5)	—	—	(4.5)
Dividends ($1.08 per share)	—	—	(154.1)	—	—	(154.1)
Issuance of shares under incentive stock plans	270,713	6.0	—	—	—	6.0
Stock-based compensation	—	9.3	—	—	—	9.3
Fund II carried interest incentive fee	—	—	—	—	(3.8)	(3.8)
Disposition of noncontrolling interests in consolidated affiliates	—	—	—	—	(255.5)	(255.5)
Measurement period adjustment of noncontrolling interests in consolidated affiliates	—	—	—	—	9.7	9.7
Adjustment of noncontrolling interests in the operating partnership	—	—	(42.5)	—	—	(42.5)
Other (a)	1,065,454	39.1	—	54.3	(148.5)	(55.1)
Balance, December 31, 2021	145,372,961	$1,389.1	$402.3	($19.6)	$43.8	$1,815.6

(a) Primarily includes shares purchased from employees in non-open market transactions to pay withholding taxes associated with the vesting of shares granted under the Company’s Incentive Stock Plan, amortization of pension and post-retirement plan liabilities, foreign currency translation adjustments, mark-to-market adjustments of qualifying cash flow hedges, distributions to noncontrolling interests in consolidated affiliates and the allocation of other comprehensive income to noncontrolling interests in the operating partnership. The year ended December 31, 2021 also includes the redemption of 1,113,159 Redeemable Operating Partnership Units, respectively, for an equal number of Rayonier Inc. common shares and changes related to the recapitalization of the New Zealand JV.
C

RAYONIER INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
December 31, 2021 (unaudited)
(millions of dollars)

	Year Ended December 31,
	2021	2020
Cash provided by operating activities:
Net income	$210.5	$29.8
Depreciation, depletion and amortization	155.7	165.0
Non-cash cost of land and improved development	25.0	30.4
Timber-write offs due to casualty events	—	15.2
Gain on large dispositions of timberlands	(44.8)	(28.7)
Gain on sale of Timber Funds III & IV	(3.7)	—
Gain on Fund II timberland dispositions	(51.5)	—
Fund II carried interest incentive fee	(3.8)	—
Stock-based incentive compensation expense	9.3	8.0
Deferred income taxes	8.5	7.5
Other items to reconcile net income to cash provided by operating activities	10.6	(10.1)
Changes in working capital and other assets and liabilities	9.3	(12.9)
	325.1	204.2
Cash used for investing activities:
Capital expenditures	(76.0)	(66.5)
Real estate development investments	(12.5)	(6.5)
Purchase of timberlands	(179.1)	(24.7)
Net proceeds from large dispositions of timberlands	54.7	115.7
Net proceeds from sale of Timber Funds III & IV	31.0	—
Net proceeds from Fund II timberland dispositions	154.7	—
Net cash consideration for merger with Pope Resources	—	(231.1)
Other	0.9	(0.5)
	(26.3)	(213.6)
Cash (used for) provided by financing activities:
Net increase in debt	26.4	168.0
Dividends paid	(153.5)	(146.3)
Distributions to noncontrolling interests in the operating partnership	(4.3)	(3.6)
Proceeds from the issuance of common shares under incentive stock plan	5.9	1.4
Proceeds from the issuance of common shares under the “at-the-market” (ATM) equity offering program, net of commissions and offering costs	230.8	32.6
Repurchase of common shares made under repurchase program	—	(3.2)
Noncontrolling interests in consolidated affiliates redemption of shares	—	(5.1)
Distributions to noncontrolling interests in consolidated affiliates	(109.0)	(12.6)
Make-whole fee on NWFCS debt prepayment	(6.2)	—
Other	(6.4)	(4.2)
	(16.3)	27.0
Effect of exchange rate changes on cash and restricted cash	(0.9)	(0.1)
Cash, cash equivalents and restricted cash:
Change in cash, cash equivalents and restricted cash	281.6	17.5
Balance, beginning of year	87.5	70.0
Balance, end of period	$369.1	$87.5

D

RAYONIER INC. AND SUBSIDIARIES
BUSINESS SEGMENT SALES, PRO FORMA SALES, OPERATING INCOME,
PRO FORMA OPERATING INCOME AND ADJUSTED EBITDA
December 31, 2021 (unaudited)
(millions of dollars)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Sales
Southern Timber	$58.7	$44.8	$44.4	$204.4	$191.8
Pacific Northwest Timber	34.7	31.5	34.7	143.0	120.8
New Zealand Timber	67.5	75.6	60.2	281.2	202.3
Timber Funds	71.3	94.5	12.1	199.4	29.6
Real Estate	11.5	93.4	32.0	189.9	229.3
Trading	18.6	25.6	23.5	95.4	89.0
Intersegment Eliminations	(0.3)	(0.7)	(1.4)	(3.7)	(3.6)
Sales	$262.0	$364.7	$205.5	$1,109.6	$859.2

Pro forma sales (a)
Southern Timber	$58.7	$44.8	$44.4	$204.4	$191.8
Pacific Northwest Timber	34.7	31.5	34.7	143.0	120.8
New Zealand Timber	67.5	75.6	60.2	281.2	202.3
Timber Funds	0.3	1.6	2.9	8.9	6.8
Real Estate	11.5	73.4	32.0	133.9	113.3
Trading	18.6	25.6	23.5	95.4	89.0
Intersegment Eliminations	(0.3)	(0.7)	(1.4)	(3.7)	(3.6)
Pro forma sales	$191.0	$251.8	$196.3	$863.1	$720.4

Operating income (loss)
Southern Timber	$19.0	$12.8	$9.9	$66.1	$41.3
Pacific Northwest Timber	1.5	2.1	(0.5)	6.8	(10.0)
New Zealand Timber	3.6	13.3	8.8	51.5	30.0
Timber Funds	18.4	41.3	1.1	63.3	(13.2)
Real Estate	(0.3)	60.6	10.9	112.5	72.0
Trading	(0.5)	—	—	0.1	(0.5)
Corporate and Other	(8.2)	(6.7)	(7.8)	(30.6)	(45.2)
Operating income	$33.5	$123.3	$22.4	$269.8	$74.4

Pro forma operating income (loss) (a)
Southern Timber	$19.0	$12.8	$9.9	$66.1	$47.3
Pacific Northwest Timber	1.5	2.1	(0.5)	6.8	(10.0)
New Zealand Timber	3.6	13.3	8.8	51.5	30.0
Timber Funds	(0.7)	(0.2)	0.3	(0.1)	0.2
Real Estate	(0.3)	46.1	10.9	67.8	43.3
Trading	(0.5)	—	—	0.1	(0.5)
Corporate and Other	(8.2)	(6.7)	(7.0)	(30.6)	(28.0)
Pro forma operating income	$14.4	$67.4	$22.4	$161.6	$82.3

Adjusted EBITDA (a)
Southern Timber	$33.6	$24.4	$23.3	$120.2	$109.1
Pacific Northwest Timber	13.2	12.5	14.4	57.3	37.1
New Zealand Timber	9.8	19.9	16.8	78.5	55.0
Timber Funds	(0.6)	0.5	0.9	2.3	1.8
Real Estate	2.8	63.8	25.7	100.7	91.4
Trading	(0.5)	—	—	0.1	(0.5)
Corporate and Other	(7.9)	(6.4)	(6.6)	(29.4)	(26.6)
Adjusted EBITDA	$50.4	$114.6	$74.5	$329.8	$267.4
(a)Pro forma sales, Pro forma operating income (loss) and Adjusted EBITDA are non-GAAP measures. See Schedule F for definitions and reconciliations.
E

RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
December 31, 2021 (unaudited)
(millions of dollars, except per share information)

LIQUIDITY MEASURES:
	Year Ended
	December 31,	December 31,
	2021	2020
Cash Provided by Operating Activities	$325.1	$204.2
Working capital and other balance sheet changes	(28.4)	10.3
Costs related to the merger with Pope Resources (a)	—	17.2
Cash Available for Distribution attributable to NCI in Timber Funds	(12.9)	(2.8)
Capital expenditures (b)	(76.0)	(66.5)
Cash Available for Distribution (c)	$207.8	$162.4

Net Income	$210.5	$29.8
Operating (income) loss attributable to NCI in Timber Funds	(45.6)	11.6
Interest, net attributable to NCI in Timber Funds	0.3	0.5
Income tax expense attributable to NCI in Timber Funds	0.1	0.2
Net Income (Excluding NCI in Timber Funds)	$165.3	$42.1
Interest, net and miscellaneous income attributable to Rayonier	44.3	38.0
Income tax expense attributable to Rayonier	14.6	6.8
Depreciation, depletion and amortization attributable to Rayonier	143.2	154.7
Non-cash cost of land and improved development	25.0	30.4
Timber write-offs resulting from casualty events attributable to Rayonier (d)	—	7.9
Non-operating income	—	(0.9)
Costs related to the merger with Pope Resources (a)	—	17.2
Gain on investment in Timber Funds (e)	(7.5)	—
Fund II Timberland Dispositions attributable to Rayonier (f)	(10.3)	—
Large Dispositions (g)	(44.8)	(28.7)
Adjusted EBITDA (h)	$329.8	$267.4
Cash interest paid attributable to Rayonier (i)	(41.5)	(39.9)
Cash taxes paid attributable to Rayonier	(7.4)	(0.8)
Capital expenditures attributable to Rayonier (b)	(73.2)	(64.2)
Cash Available for Distribution (c)	$207.8	$162.4

Cash Available for Distribution (c)	$207.8	$162.4
Real estate development investments	(12.5)	(6.5)
Cash Available for Distribution after real estate development investments	$195.2	$155.9

F

PRO FORMA SALES (j):
Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Intersegment Eliminations	Total
December 31, 2021
Sales	$58.7	$34.7	$67.5	$71.3	$11.5	$18.6	($0.3)	$262.0
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(57.0)	—	—	—	(57.0)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(14.0)	—	—	—	(14.0)
Pro forma sales	$58.7	$34.7	$67.5	$0.3	$11.5	$18.6	($0.3)	$191.0

September 30, 2021
Sales	$44.8	$31.5	$75.6	$94.5	$93.4	$25.6	($0.7)	$364.7
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(75.4)	—	—	—	(75.4)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(17.5)	—	—	—	(17.5)
Large Dispositions (g)	—	—	—	—	(20.0)	—	—	(20.0)
Pro forma sales	$44.8	$31.5	$75.6	$1.6	$73.4	$25.6	($0.7)	$251.8

December 31, 2020
Sales	$44.4	$34.7	$60.2	$12.1	$32.0	$23.5	($1.4)	$205.5
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(9.2)	—	—	—	(9.2)
Pro forma sales	$44.4	$34.7	$60.2	$2.9	$32.0	$23.5	($1.4)	$196.3

PRO FORMA SALES (j):
Year Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Intersegment Eliminations	Total
December 31, 2021
Sales	$204.4	$143.0	$281.2	$199.4	$189.9	$95.4	($3.7)	$1,109.6
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(159.1)	—	—	—	(159.1)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(31.4)	—	—	—	(31.4)
Large Dispositions (g)	—	—	—	—	(56.0)	—	—	(56.0)
Pro forma sales	$204.4	$143.0	$281.2	$8.9	$133.9	$95.4	($3.7)	$863.1

December 31, 2020
Sales	$191.8	$120.8	$202.3	$29.6	$229.3	$89.0	($3.6)	$859.2
Sales attributable to noncontrolling interests in Timber Funds	—	—	—	(22.8)	—	—	—	(22.8)
Large Disposition (g)	—	—	—	—	(116.0)	—	—	(116.0)
Pro forma sales	$191.8	$120.8	$202.3	$6.8	$113.3	$89.0	($3.6)	$720.4

F

PRO FORMA NET INCOME (k):
	Three Months Ended						Year Ended
	December 31, 2021		September 30, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net Income Attributable to Rayonier Inc.	$8.7	$0.06	$75.8	$0.53	$10.3	$0.07	$152.6	$1.08	$37.1	$0.27
Gain on investment in Timber Funds (e)	(3.8)	(0.03)	(3.7)	(0.03)	—	—	(7.5)	(0.05)	—	—
Fund II Timberland Dispositions attributable to Rayonier (f)	(3.1)	(0.02)	(7.2)	(0.05)	—	—	(10.3)	(0.07)	—	—
Loss from terminated cash flow hedge (l)	—	—	—	—	—	—	2.2	0.02	—	—
(Gain) Loss related to debt extinguishments and modifications (m)	—	—	(0.9)	—	—	—	0.2	—	—	—
Cost related to the merger with Pope Resources (a)	—	—	—	—	0.7	0.01	—	—	17.2	0.13
Timber write-offs resulting from casualty events attributable to Rayonier (d)	—	—	—	—	—	—	—	—	7.9	0.06
Large Dispositions (g)	—	—	(14.5)	(0.10)	—	—	(44.8)	(0.31)	(28.7)	(0.21)
Pro forma net income adjustments attributable to noncontrolling interests in the operating partnership (n)	0.2	—	0.8	—	—	—	1.7	—	(0.4)	—
Pro Forma Net Income	$2.0	$0.01	$50.3	$0.35	$11.0	$0.08	$94.1	$0.67	$33.1	$0.25

F

PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (h) (o):

Three Months Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
December 31, 2021
Operating income (loss)	$19.0	$1.5	$3.6	$18.4	($0.3)	($0.5)	($8.2)	$33.5
Gain on investment in Timber Funds (e)	—	—	—	(3.8)	—	—	—	(3.8)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(3.1)	—	—	—	(3.1)
Operating income attributable to NCI in Timber Funds	—	—	—	(12.3)	—	—	—	(12.3)
Pro forma operating income (loss)	$19.0	$1.5	$3.6	($0.7)	($0.3)	($0.5)	($8.2)	$14.4
Depreciation, depletion and amortization	14.6	11.7	6.2	0.2	0.9	—	0.3	33.9
Non-cash cost of land and improved development	—	—	—	—	2.2	—	—	2.2
Adjusted EBITDA	$33.6	$13.2	$9.8	($0.6)	$2.8	($0.5)	($7.9)	$50.4

September 30, 2021
Operating income (loss)	$12.8	$2.1	$13.3	$41.3	$60.6	—	($6.7)	$123.3
Gain on investment in Timber Funds (e)	—	—	—	(3.7)	—	—	—	(3.7)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(7.2)	—	—	—	(7.2)
Operating income attributable to NCI in Timber Funds	—	—	—	(30.5)	—	—	—	(30.5)
Large Dispositions (g)	—	—	—	—	(14.5)	—	—	(14.5)
Pro forma operating income (loss)	$12.8	$2.1	$13.3	($0.2)	$46.1	—	($6.7)	$67.4
Depreciation, depletion and amortization	11.6	10.5	6.6	0.7	1.8	—	0.3	31.5
Non-cash cost of land and improved development	—	—	—	—	15.8	—	—	15.8
Adjusted EBITDA	$24.4	$12.5	$19.9	$0.5	$63.8	—	($6.4)	$114.6

December 31, 2020
Operating income (loss)	$9.9	($0.5)	$8.8	$1.1	$10.9	—	($7.8)	$22.4
Operating income attributable to NCI in Timber Funds	—	—	—	(0.7)	—	—	—	(0.7)
Timber write-offs resulting from casualty events attributable to Rayonier (d)	—	—	—	—	—	—	—	—
Costs related to the merger with Pope Resources (a)	—	—	—	—	—	—	0.7	0.7
Pro forma operating income (loss)	$9.9	($0.5)	$8.8	$0.3	$10.9	—	($7.0)	$22.4
Depreciation, depletion and amortization	13.5	14.9	8.0	0.6	5.1	—	0.4	42.4
Non-cash cost of land and improved development	—	—	—	—	9.7	—	—	9.7
Adjusted EBITDA	$23.3	$14.4	$16.8	$0.9	$25.7	—	($6.6)	$74.5

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PRO FORMA OPERATING INCOME (LOSS) AND ADJUSTED EBITDA (h) (o):

Year Ended	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Timber Funds	Real Estate	Trading	Corporate and Other	Total
December 31, 2021
Operating income (loss)	$66.1	$6.8	$51.5	$63.3	$112.5	$0.1	($30.6)	$269.8
Gain on investment in Timber Funds (e)	—	—	—	(7.5)	—	—	—	(7.5)
Fund II Timberland Dispositions attributable to Rayonier (f)	—	—	—	(10.3)	—	—	—	(10.3)
Operating income attributable to NCI in Timber Funds	—	—	—	(45.6)	—	—	—	(45.6)
Large Dispositions (g)	—	—	—	—	(44.8)	—	—	(44.8)
Pro forma operating income (loss)	$66.1	$6.8	$51.5	($0.1)	$67.8	$0.1	($30.6)	$161.6
Depreciation, depletion and amortization	54.1	50.5	27.0	2.4	7.9	—	1.2	143.2
Non-cash cost of land and improved development	—	—	—	—	25.0	—	—	25.0
Adjusted EBITDA	$120.2	$57.3	$78.5	$2.3	$100.7	$0.1	($29.4)	$329.8

December 31, 2020
Operating income (loss)	$41.3	($10.0)	$30.0	($13.2)	$72.0	($0.5)	($45.2)	$74.4
Operating loss attributable to NCI in Timber Funds	—	—	—	11.6	—	—	—	11.6
Timber write-offs resulting from casualty events attributable to Rayonier (d)	6.0	—	—	1.8	—	—	—	7.9
Costs related to the merger with Pope Resources (a)	—	—	—	—	—	—	17.2	17.2
Large Dispositions (g)	—	—	—	—	(28.7)	—	—	(28.7)
Pro forma operating income (loss)	$47.3	($10.0)	$30.0	$0.2	$43.3	($0.5)	($28.0)	$82.3
Depreciation, depletion and amortization	61.8	47.1	25.0	1.6	17.7	—	1.4	154.7
Non-cash cost of land and improved development	—	—	—	—	30.4	—	—	30.4
Adjusted EBITDA	$109.1	$37.1	$55.0	$1.8	$91.4	($0.5)	($26.6)	$267.4

(a)“Costs related to the merger with Pope Resources” include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources.
(b)Capital expenditures exclude timberland acquisitions of $179.1 million and $24.7 million during the twelve months ended December 31, 2021 and December 31, 2020, respectively. The twelve months ended December 31, 2020 also exclude the Pope Resources acquisition.
(c)Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments), CAD attributable to noncontrolling interests in Timber Funds, and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to operating partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.
(d)“Timber write-offs resulting from casualty events” include the write-off of merchantable and pre-merchantable timber volume destroyed by casualty events that cannot be salvaged.
(e)“Gain on investment in Timber Funds” reflects the gain recognized on Fund II carried interest incentive fees in the fourth quarter of 2021 as well as the gain recognized on the sale of Timber Funds III & IV in the third quarter of 2021.
(f)“Fund II Timberland Dispositions” represent the disposition of Fund II Timberland assets, which we managed and owned a co-investment stake in. “Fund II Timberland Dispositions attributable to Rayonier” represents the proportionate share of Fund II Timberland Dispositions that are attributable to Rayonier.
(g)“Large Dispositions” are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value. In 2021, the Company completed two dispositions of approximately 17,000 acres in total. In June 2021, the Company completed a disposition of approximately 9,000 acres in Washington for a sales price and gain of approximately $36.0 million and $30.3 million, respectively. In July 2021, the Company completed a second disposition of approximately 8,000 acres in Washington, for a sales price and gain of approximately $20.0 million and $14.5 million, respectively. In March 2020, the Company completed a disposition of approximately 67,000 acres located in Mississippi for a sales price and gain of approximately $116.0 million and $28.7 million, respectively.
(h)Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating income (loss) attributable to noncontrolling interests in Timber Funds, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, the gain on investment in Timber Funds, Fund II Timberland Dispositions and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis attributable to Rayonier.
(i)Cash interest paid is presented net of patronage refunds received of $6.5 million and $4.6 million during the twelve months ended December 31, 2021 and December 31, 2020, respectively, excluding patronage refunds attributable to noncontrolling interests in Timber Funds.
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(j)Pro forma revenue (sales) is defined as revenue (sales) adjusted for Large Dispositions, Fund II timberland dispositions and sales attributable to the noncontrolling interests in Timber Funds. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.
(k)Pro forma net income is defined as net income (loss) attributable to Rayonier Inc. adjusted for its proportionate share of costs related to the merger with Pope Resources, losses from a terminated cash flow hedge, gains (losses) related to debt extinguishments and modifications, the gain on investment in timber funds, Fund II timberland dispositions, timber write-offs resulting from casualty events and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.
(l)“Loss from terminated cash flow hedge” is the mark to market loss recognized in earnings due to the early termination of an interest rate swap, as the hedged cash flows will no longer occur.
(m)“(Gain) loss related to debt extinguishments and modifications” includes prepayment penalties, unamortized capitalized loan costs associated with repaid debt and legal and arrangement fees associated with refinancing, partially offset by the gain on fair value of extinguished debt.
(n)“Pro Forma net income adjustments attributable to noncontrolling interests in the operating partnership” are the proportionate share of pro forma items that are attributable to noncontrolling interests in the operating partnership.
(o)Pro forma operating income (loss) is defined as operating income (loss) adjusted for operating income (loss) attributable to noncontrolling interests in Timber Funds, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, the gain on investment in timber funds, Fund II timberland dispositions and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of ongoing operating results attributable to Rayonier.

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RAYONIER INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE
December 31, 2021 (unaudited)
(millions of dollars)

ADJUSTED EBITDA GUIDANCE (a):

	2022 Guidance
	Low		High
Net Income to Adjusted EBITDA Reconciliation
Net income	$89.5	-	$100.0
Less: Net income attributable to noncontrolling interests	(4.5)	-	(5.5)
Less: Net income attributable to noncontrolling interests in operating partnership	(1.9)	-	(2.1)
Net income attributable to Rayonier Inc.	$83.1	-	$92.4

Interest, net	32.5	-	33.0
Income tax expense	11.5	-	14.0
Depreciation, depletion and amortization	147.5	-	158.0
Non-cash cost of land and improved development	29.0	-	35.0
Net income attributable to noncontrolling interests	4.5	-	5.5
Net income attributable to noncontrolling interests in operating partnership	1.9	-	2.1
Adjusted EBITDA	$310.0	-	$340.0

Diluted Earnings per Share	$0.57	-	$0.64
(a)Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis attributable to Rayonier.
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